Exhibit 99.1

XERIS BIOPHARMA POSTS RECORD FINANCIAL RESULTS FOR THE THIRD QUARTER 2025

Total product revenue increased 40% YoY to $74 million
Recorlev® revenue grew 109% YoY to $37 million
Updating full-year 2025 total revenue guidance to $285-$290 million; previously $280-$290 million
Hosts conference call and webcast today at 8:30 a.m. ET

CHICAGO, IL (BUSINESS WIRE); November 6, 2025 – Xeris Biopharma Holdings, Inc. (Nasdaq: XERS), a fast-growing biopharmaceutical company committed to improving patient lives by developing and commercializing innovative products across a range of therapies, today announced financial results for the third quarter ended September 30, 2025.

“We delivered another record-breaking quarter, driven by increased patient demand across all three products,” said John Shannon, Chief Executive Officer. “Total product revenue grew 40% year-over-year, highlighting the strength of our portfolio and the meaningful difference we’re making in the lives of patients and providers alike. Recorlev led the way, with revenue growing 109% to $37 million, further validating its significant growth potential."

Shannon continued, "Our year-to-date performance underscores the strength of our growth engine and the effectiveness of our strategic execution. With momentum continuing to build across the business, we are updating our 2025 total revenue guidance to $285-$290 million, which implies 42% growth at the midpoint compared to last year. As we progress through the final quarter, our focus remains on executing and investing in opportunities that will propel sustained growth into 2026 and beyond."

Third Quarter 2025 Highlights

	Three months ended September 30,		Change
	2025	2024	$	%
Product revenue (in thousands):
Recorlev	$36,975	$17,726	$19,249	108.6
Gvoke	25,151	22,942	2,209	9.6
Keveyis	11,937	12,193	(256)	(2.1)
Product revenue, net	74,063	52,861	21,202	40.1
Royalty, contract and other revenue	317	1,407	(1,090)	(77.5)
Total revenue	$74,380	$54,268	$20,112	37.1

•Recorlev® net revenue was $37.0 million – an increase of approximately 109% compared to the third quarter of 2024. This growth was due to increased patient demand.

•Gvoke® net revenue was $25.2 million – an increase of approximately 10% compared to the third quarter of 2024. The increase was due to higher volume and favorable net pricing.

•Keveyis® net revenue was $11.9 million – a decrease of approximately 2% compared to the third quarter of 2024.

Cost of goods sold (COGS) decreased $2.6 million or 19% in the third quarter of 2025 compared to the same period last year. This improvement was primarily due to a reduction of Gvoke inventory write-offs in 2025.

Research and development (R&D) expenses increased $1.6 million or 27% in the third quarter of 2025 compared to the same period last year. The increase in R&D expenses primarily reflects personnel-related expenses to support both XP-8121 and the ongoing development of the Company's technology platforms and partnerships.

Selling, general and administrative (SG&A) expenses increased $1.5 million or 3% in the third quarter of 2025 compared to the same period last year. This increase mainly reflects incremental personnel related expenses.

Net income for the third quarter was $0.6 million, compared to a net loss of $15.7 million in the same period last year.

Adjusted EBITDA1 for the third quarter was $17.4 million, an improvement of $20.1 million compared to the third quarter of 2024.

First Nine Months 2025 Highlights

	Nine months ended September 30,		Change
	2025	2024	$	%
Product revenue (in thousands):
Recorlev	$93,949	$41,663	$52,286	125.5
Gvoke	69,463	59,567	9,896	16.6
Keveyis	34,849	38,406	(3,557)	(9.3)
Other product revenue	1,312	—	1,312	—
Product revenue, net	199,573	139,636	59,937	42.9
Royalty, contract and other revenue	6,465	3,335	3,130	93.9
Total revenue	$206,038	$142,971	$63,067	44.1

•Recorlev® net revenue was $94.0 million - an increase of approximately 126% compared to the nine months ended September 30, 2024. This growth was due to increased patient demand.

•Gvoke® net revenue was $69.5 million - an increase of approximately 17% compared to the nine months ended September 30, 2024. The increase was due to higher volume and favorable net pricing.

•Keveyis® net revenue was $34.9 million - a decrease of approximately 9% compared to the nine months ended September 30, 2024. The decrease was due to unfavorable net pricing, partially offset by higher volume.

•Other product revenue increased by $1.3 million for the nine months ended September 30, 2025. This includes the sale of Gvoke VialDx units to American Regent.

•Royalty, contract and other revenue was $6.5 million and primarily reflects the recognition of milestones for Gvoke VialDxTM.

Cost of goods sold (COGS) increased $4.3 million or 16% for the nine months ended September 30, 2025, compared to the same period in 2024. This increase was primarily due to an increase in product revenue.

Research and development (R&D) expenses increased $3.8 million or 20% for the nine months ended September 30, 2025, compared to the same period last year. The increase in R&D expenses primarily reflects personnel-related expenses to support both XP-8121 and ongoing development of the Company's technology platforms and partnerships.

1 Adjusted EBITDA is a non-GAAP financial measure. See "Note Regarding Use of Non-GAAP Financial Measures" and the corresponding financial tables at the end of this press release for definitions and reconciliations of non-GAAP measures.

Selling, general and administrative (SG&A) expenses increased $11.5 million or 9% for the nine months ended September 30, 2025 compared to the same period last year. The increase mainly reflects higher personnel related expense ($7.9 million), largely due to investments made in the Recorlev commercial organization starting in the third quarter of 2024.

Net loss for the nine months ending September 30, 2025, was $10.5 million or ($0.07) per share, compared to a net loss of $49.7 million or ($0.34) per share in the prior year period. This represents a 79% improvement versus the prior year period.

Adjusted EBITDA1 for the nine months ended September 30, 2025 was $34.3 million, an improvement of $41.4 million compared to the nine months ended September 30, 2024.

Total Shares Outstanding were 165,924,289 at October 31, 2025.

Upcoming Events
•Jefferies Global Healthcare Conference: Senior management will participate in 1x1 meetings on November 17-19, 2025 in London, UK. Please contact the sponsor to arrange meetings with management.

•Piper Sandler 37th Annual Healthcare Conference: Senior management will participate in 1x1 meetings and a fireside chat on December 2, 2025 in New York City, NY. Please contact the sponsor to arrange meetings with management.

Conference Call and Webcast Details
Xeris will host a conference call and webcast at 8:30 a.m. Eastern Time today to discuss the Company's financial and operational results. To pre-register for the conference call, please use the following link:
https://www.netroadshow.com/events/login/LE9zwo3lV0p4Y9XVAt3dNbajZlK6unmUrMO

After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. The Company recommends registering a minimum of ten minutes prior to the start of the call. Following the conference call, a replay will be available until Thursday, November 20, 2025, at US:1 929 458 6194, US Toll Free: 1 866 813 9403, UK: 0204 525 0658, Canada: 1 226 828 7578, or all other locations: +44 204 525 0658 Access Code: 606180.

To join the webcast, please visit “Events” on investor relations page of the Company’s website at www.xerispharma.com or use this link: https://events.q4inc.com/attendee/310744356.

Note Regarding Use of Non-GAAP Financial Measures
This press release includes financial results prepared in accordance with generally accepted accounting principles in the United States (GAAP) and also certain historical and forward-looking non-GAAP financial measures, namely Adjusted EBITDA. This non-GAAP financial measure is not meant to be considered in isolation and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP, and was not prepared under any comprehensive set of accounting rules or principles. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP, and the calculation of the non-GAAP financial measure included herein may differ from similarly titled measures used by other companies. The Company believes that the presentation of Adjusted EBITDA, when viewed in conjunction with actual GAAP results, provides investors with a more meaningful understanding of the Company's ongoing and projected operating performance, exclusive of factors that do not directly affect what the Company considers to be its core operating performance, as well as unusual events. The Company believes this non-GAAP financial measure helps indicate underlying trends in the Company’s business and is important in comparing current results with prior period results and understanding expected operating performance. Also, management uses this non-GAAP financial measure to establish budgets and operational goals, and to manage the Company’s business and evaluate its performance. In addition, management believes that Adjusted EBITDA is important in evaluating the administrative costs of operating the Company’s business.

Adjusted EBITDA is GAAP net income (loss) before income tax (benefit) expense, plus interest and other income, less depreciation and amortization, interest expenses, share based compensation and debt refinancing fees.

1 Adjusted EBITDA is a non-GAAP financial measure. See "Note Regarding Use of Non-GAAP Financial Measures" and the corresponding financial tables at the end of this press release for definitions and reconciliations of non-GAAP measures.

About Xeris
Xeris (Nasdaq: XERS) is a fast-growing biopharmaceutical company committed to improving patient lives by developing and commercializing innovative products across a range of therapies. Xeris has three commercially available products: Recorlev®, for the treatment of endogenous Cushing’s syndrome; Gvoke®, a ready-to-use liquid glucagon for the treatment of severe hypoglycemia; and Keveyis®, a proven therapy for primary periodic paralysis. Xeris also has a pipeline of development programs led by XP-8121, a Phase 3-ready, once-weekly subcutaneous injection for hypothyroidism, as well as multiple early-stage programs leveraging Xeris’ technology platforms, XeriSol® and XeriJect®, for its partners.

Xeris Biopharma Holdings is headquartered in Chicago, IL. For more information, visit www.xerispharma.com, or follow us on X, LinkedIn, or Instagram.

Forward-Looking Statements
Any statements in this press release other than statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to, statements about future expectations, plans, opportunities, and prospects for Xeris Biopharma Holdings, Inc., including statements regarding financial guidance for full-year 2025 revenue, statements regarding its ability to continue to generate net income, Recorlev’s growth potential, the ability to continue to demonstrate rapid revenue growth, the effectiveness of the Company’s strategic execution, the Company’s ability to continue on its current growth trajectory and continue to drive patient demand, advancing its strategic initiatives, its ability to create value, the ability to continue to demonstrate sustained momentum across the portfolio and the market and therapeutic potential of its products and product candidates, the potential utility of its formulation platforms, the advancement of its pipeline, and other statements containing the words "achieve," "anticipate," "continue," “will,” “would,” “continue,” “expect,” “should,” “anticipate” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on numerous assumptions and assessments made in light of Xeris’ experience and perception of historical trends, current conditions, business strategies, operating environment, future developments, geopolitical factors and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The various factors that could cause Xeris’ actual results (including revenue and sales in the near- and long-term), performance or achievements, industry results, market opportunity and developments to differ materially from those expressed in or implied by such forward-looking statements (including its 2025 guidance), include, but are not limited to, its financial position and need for financing, including to fund its product development programs or commercialization efforts, whether its products will achieve and maintain market acceptance in a competitive business environment, its reliance on third-party suppliers, including single-source suppliers, its reliance on third parties to conduct clinical trials, the ability of its product candidates to compete successfully with existing and new drugs, its and collaborators’ ability to protect its intellectual property and proprietary technology, the accuracy and completeness of its assumptions and its ability to accurately estimate future financial results and market opportunities, and general macroeconomic and geopolitical conditions, including the possibility of an economic downturn, changes in governmental priorities and resources, announced or implemented tariffs or export controls and market volatility. No assurance can be given that such expectations will be realized and persons reading this communication are, therefore, cautioned not to place undue reliance on these forward-looking statements. Additional risks and information about potential impacts of financial, operational, economic, competitive, regulatory, governmental, technological, and other factors that may affect Xeris can be found in Xeris’ filings, including its most recently filed Annual Report on Form 10-K and subsequent filings with the U.S. Securities and Exchange Commission, the contents of which are not incorporated by reference into, nor do they form part of, this communication. The risks described herein and in Xeris’ U.S. Securities and Exchange Commission filings are not the only risks the Company faces. Additional risks and uncertainties not currently known to it or that it currently deems immaterial may also impact its business operations or financial results. Forward-looking statements in this communication are based on information available to management, as of the date of this communication and, while the Company believes its assumptions are reasonable, actual results may differ materially. Subject to any obligations under applicable law, the Company does not undertake any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations.

Investor Contact
Allison Wey
Senior Vice President, Investor Relations and Corporate Communications
awey@xerispharma.com

XERIS BIOPHARMA HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Product revenue, net	$74,063	$52,861	$199,573	$139,636
Royalty, contract and other revenue	317	1,407	6,465	3,335
Total revenue	74,380	54,268	206,038	142,971
Costs and expenses:
Cost of goods sold	10,996	13,593	31,622	27,354
Research and development	7,483	5,888	23,291	19,468
Selling, general and administrative	46,459	44,969	134,870	123,342
Amortization of intangible assets	2,711	2,711	8,132	8,132
Total costs and expenses	67,649	67,161	197,915	178,296
Income (loss) from operations	6,731	(12,893)	8,123	(35,325)
Other expenses	(6,110)	(6,169)	(18,650)	(16,666)
Net income (loss) before benefit from income taxes	621	(19,062)	(10,527)	(51,991)
Income tax benefit	—	3,324	—	2,268
Net income (loss)	$621	$(15,738)	$(10,527)	$(49,723)

Net income (loss) per common share - basic	$0.00	$(0.11)	$(0.07)	$(0.34)
Net income (loss) per common share - diluted	$0.00	$(0.11)	$(0.07)	$(0.34)

Weighted average common shares outstanding
Basic	163,649,932	148,993,823	158,559,467	145,962,198
Diluted	177,617,307	148,993,823	158,559,467	145,962,198

XERIS BIOPHARMA HOLDINGS, INC.
Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP Net income (loss)	$621	$(15,738)	$(10,527)	$(49,723)
Adjustments
Interest and other income	(1,158)	(1,197)	(3,281)	(4,411)
Interest expense	7,268	7,786	21,931	22,782
Income tax benefit	—	(3,324)	—	(2,268)
Depreciation and amortization	3,049	3,018	9,110	9,046
EBITDA	$9,780	$(9,455)	$17,233	$(24,574)
Adjustments
Share-based compensation (a)	7,642	6,768	17,094	14,768
Debt refinancing fees (b)	—	—	—	2,690
Adjusted EBITDA	$17,422	$(2,687)	$34,327	$(7,116)

(a) Includes non-cash, stock-based compensation, net of forfeitures.

(b) Represents non-recurring fees related to financing activities. Including debt refinancing fees which related to advisory and legal fees to refinance the term loan in 2024.

XERIS BIOPHARMA HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2025	December 31, 2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$91,598	$71,621
Trade accounts receivable, net	53,751	40,415
Inventory, net	67,462	48,175
Prepaid expenses and other current assets	11,206	7,451
Total current assets	224,017	167,662
Property and equipment, net	4,946	5,562
Operating lease right-of-use assets	22,263	22,649
Goodwill	22,859	22,859
Intangible assets, net	90,789	98,921
Other assets	5,317	5,407
Total assets	$370,191	$323,060
Liabilities and Stockholders’ Equity (deficit)
Current liabilities:
Accounts payable	$6,527	$2,290
Current portion of long-term debt	—	15,102
Current operating lease liabilities	6,194	6,080
Other accrued liabilities	30,350	27,716
Accrued trade discounts and rebates	51,264	29,084
Accrued returns reserve	19,216	19,082
Other current liabilities	2,649	1,089
Total current liabilities	116,200	100,443
Long-term debt, net of unamortized debt issuance costs	219,469	217,006
Non-current operating lease liabilities	31,991	33,259
Other liabilities	3,392	1,967
Total liabilities	371,052	352,675
Total stockholders’ equity (deficit)	(861)	(29,615)
Total liabilities and stockholders’ equity (deficit)	$370,191	$323,060